UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 5, 2009

Danaher Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-08089	59-1995548
(Commission File Number)	(IRS Employer Identification No.)

2099 Pennsylvania Ave., N.W., 12th Floor, Washington, D.C.	20006-1813
(Address of Principal Executive Offices)	(Zip Code)

202-828-0850

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS

On March 5, 2009, Danaher Corporation (“Danaher”) issued $750 million aggregate principal amount of 5.40% senior notes due 2019, in a public offering pursuant to a registration statement on Form S-3 (File No. 333-135780) filed with the Securities and Exchange Commission. The sale of the senior notes was made pursuant to the terms of a purchase agreement (the “Purchase Agreement”) dated February 26, 2009 with Banc of America Securities LLC, Deutsche Bank Securities Inc. and Goldman, Sachs & Co., as representatives of the several underwriters named in the Purchase Agreement. Danaher received net proceeds, after the underwriting discount and expenses, of approximately $744 million.

The senior notes were issued under an indenture dated December 11, 2007 between Danaher and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) and a supplemental indenture dated March 5, 2009 between Danaher and the Trustee.

The Indenture has been included as Exhibit 1.2 to Danaher’s Current Report on Form 8-K, filed on December 11, 2007, and the Purchase Agreement has been included as Exhibit 1.1 to Danaher’s Current Report on Form 8-K, filed on March 3, 2009. The Supplemental Indenture is filed as Exhibit 4.1 hereto.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits:

Exhibit No.	Description
4.1	Supplemental Indenture, dated March 5, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DANAHER CORPORATION

By:	/s/ Daniel L. Comas
Name:	Daniel L. Comas
Title:	Executive Vice President and Chief Financial Officer

Dated: March 6, 2009

EXHIBIT INDEX

Exhibit No.	Description
4.1	Supplemental Indenture, dated March 5, 2009